CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated August 24, 2009, accompanying the financial statements of California Insured Municipals Income Trust, Intermediate Series 14, Pennsylvania Insured Municipals Income Trust, Series 308 and Virginia Investors' Quality Tax-Exempt Trust, Series 101 (included in Van Kampen Unit Trusts, Municipal Series 605) as of April 30, 2009, and for the period from May 2, 2006 (date of deposit) through April 30, 2007 and for each of the two years in the period ended April 30, 2009 and the financial highlights for the period from May 2, 2006 (date of deposit) through April 30, 2007 and for each of the two years in the period ended April 30, 2009, contained in this Post-Effective Amendment No. 3 to Form S-6 (File No. 333-131443) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

/s/  GRANT THORNTON LLP

New York, New York
August 24, 2009